Exhibit 1.1.1

TAX EXEMPT SECURITIES TRUST

NEW YORK TRUST 256

REFERENCE TRUST AGREEMENT

Dated as of July 28, 2005

This Reference Trust Agreement among Citigroup Global Markets Inc., as Sponsor, The Bank of New York, as Trustee, and Standard & Poor’s Securities Evaluations, Inc., a subsidiary of The McGraw-Hill Companies, Inc., as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Tax Exempt Securities Trust, For All Series Formed On Or Subsequent to The Effective Date Specified Below, Trust Indenture and Agreement” dated July 28, 2005 (the “Basic Agreement”). Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute, for each Series, respectively, a single instrument (the “Indenture”).

WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Sponsor, the Trustee and the Evaluator agree as follows:

Part I

STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the Provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that the Basic Agreement is amended in the following manner:

(a)	The Certificate of Ownership delivered to the Sponsor in connection with the deposit described in Section 2.01 may, notwithstanding anything to the contrary in the Indenture, be executed manually on behalf of the Sponsor.

(b)	Article I, Section 1.01(6) shall be amended to read as follows:

“(6) ‘Evaluation Time’ shall mean 4:00 p.m. Eastern Time (or earlier on days where the Bond Market Association recommends an early bond market close).”

(c)	In all places in the Basic Agreement or Reference Trust Agreement where the words “in the Schedules to a Reference Trust Agreement” or “in Schedule A hereto” appear, these words shall be deleted and replaced by “under Portfolio of Securities in the Prospectus;” and in all places where the words “in Part II of the Reference Trust Agreement” appear, they shall be deleted and replaced by “in the Prospectus.”

Part II

SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

(a)	This Series of Tax Exempt Securities Trust consists of the separate underlying trusts listed under “Summary of Essential Information” in the Prospectus.

(b)	The Trust will terminate on the date of maturity, redemption, sale or other disposition of the last Bond held in the Trust.

(c)	The interest-bearing obligations listed under each “Portfolio of Securities” in the Prospectus are those which, subject to the terms of this Indenture, have been assigned to or deposited with the Trustee in trust under this Trust Indenture.

(d)	The term “Sponsor” shall mean Citigroup Global Markets Inc.

(e)	The aggregate number of Units for the Trust, as referred to in Sections 2.03 and 9.01 of the Basic Agreement, is set forth under “Summary of Essential Information—Number of Units” in the Prospectus.

(f)	A Unit of Ordinary Denomination in the Trust is the amount set forth under “Summary of Essential Information—Fractional Undivided Interest in Trust per Unit” in the Prospectus.

(g)	For the Trust, the term “First Settlement Date” shall mean August 3, 2005.

(h)	For the Trust, the term “Monthly Computation Date” shall mean the first day of each month commencing on the date specified in the Prospectus under “Summary of Essential Information—Record Dates.”

(i)	For the Trust, the term “Monthly Distribution Date” shall be the fifteenth day of each month commencing on the date specified in the Prospectus under “Summary of Essential Information—Distribution Dates.”

(j)	For the Trust, the term “Record Date” shall be the date set forth as such in the Prospectus under “Summary of Essential Information—Record Dates.”

(k)	The amount of the first monthly distribution for the Trust shall be that amount set forth in the Prospectus as “First distribution per Unit” under “Summary of Essential Information.”

(l)	The annual Trustee’s fee for this Tax Exempt Securities Trust Series shall be the amount set forth in the Prospectus as “Less: Estimated Trustee’s Annual Fee” under “Summary of Essential Information—Calculation of Estimated Net Annual Income per Unit.”

(m)	The Evaluator’s fee for this Tax Exempt Securities Trust Series shall be the amount set forth in the Prospectus under “Summary of Essential Information—Evaluator’s Fee,” for each evaluation of the Bonds in a Trust.

(n)	The Sponsor’s annual portfolio supervision fee for this Tax Exempt Securities Trust Series is the amount set forth under “Summary of Essential Information—Sponsor’s Annual Portfolio Supervision Fee” in the Prospectus.

(o)	For purposes of this Series of Tax Exempt Securities Trust, the form of the Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series and such of the special Terms and Conditions of Trust set forth herein as may be appropriate.

[Signatures and acknowledgments on separate pages]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Indenture to be duly executed

CITIGROUP GLOBAL MARKETS INC. Sponsor

By:	/s/ GEORGE S. MICHINARD JR
Director

THE BANK OF NEW YORK, Trustee

By:	/s/ MICHAEL KAUFHERR
Vice President

(SEAL)

ATTEST:

By:	/s/ JULIET LOUIE

STANDARD & POOR’S SECURITIES EVALUATIONS, INC. Evaluator

By:	/s/ FRANK A CICCOTTO JR.
Senior Vice President

(SEAL)

ATTEST:

By:	/s/ JACK CEDERROTH
Director—Evaluations

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